UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2016

Innospec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8310 South Valley Highway, Suite 350, Englewood, Colorado		CO 80112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(303) 792 5554

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

Innospec Inc. (the "Company") held its Annual Meeting of Stockholders on May 4, 2016. The matters voted upon and the results of such voting are set forth below. Each proposal is described in more detail in the Company's Proxy Statement filed and provided to stockholders in connection with the meeting.

Proposal 1 - Re-election of two Class III Directors

Patrick S. Williams

For 20,413,405
Withheld 808,574
Non Votes 1,853,176

Lawrence J. Padfield

For 20,375,809
Withheld 846,170
Non Votes 1,853,176

Proposal 2 - Election of one Class III Director

David F. Landless
For 20,824,097
Withheld 397,882
Non Votes 1,853,176

Proposal 3 - Advisory approval of the Company's executive compensation

Compensation
For 21,073,012
Against 107,035.50
Abstain 41,931.50
Non Votes 1,853,176

Proposal 4 - Ratification of the appointment of the Company's independent registered public accounting firm

Auditors
For 22,902,671.50
Against 158,010.00
Abstain 14,473.50
Non Votes 0

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

May 5, 2016	By:	David E. Williams

Name: David E. Williams
Title: VP, General Counsel, CCO and Corporate Secretary